Exhibit 99.1

Montage Technology Reports First Quarter 2014 Financial Results

Memory Interface Revenue Increases 68.7% Sequentially; Gross Margin Improves to 63.9%

SHANGHAI, China – May 6, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” and “Montage”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Highlights:

•	Attained revenue of $35.6 million, an increase of 77.2 percent year-over-year;

•	Increased memory interface product revenue by 68.7 percent over the fourth quarter;

•	Reported gross margin of 63.9 percent, compared to 62.4 percent last quarter;

•	Reported operating margin of 22.4 percent, and on an adjusted basis, non-GAAP operating margin of 35.9%, after excluding the audit committee’s independent review and follow-on offering costs and non-cash expenses;

•	Achieved net income per diluted share of $0.27, and non-GAAP net income per diluted share of $0.32, after excluding non-cash expenses;

•	Completed an SEC-registered public follow-on offering with net proceeds of $19.8 million; and

•	Generated $6.2 million of cash from operations.

First Quarter 2014 Results

Commenting on the results, Howard Yang, Montage Technology’s chairman and chief executive officer stated, “Montage reported first quarter results exceeding our original guidance, driven by strong growth for our memory interface products and better than typical seasonal set-top box product sales for the first quarter. Gross margin improved 150 basis points to 63.9 percent primarily due to more favorable product mix and an increase in the percentage of sales from integrated SoC set-top box solutions. Additionally, we achieved operating margin of 22.4% and an adjusted non-GAAP operating profit margin of 35.9%, the highest in the Company’s history.

Stephen Tai, Montage Technology’s president, added, “The continued growth of our memory interface sales reflects the increased demand for our LRDIMM products resulting from the rapid adoption of Intel’s high-performance Ivy Bridge platform by memory module manufacturers and server OEMs. We believe our superior performance and low power design have allowed Montage to become a primary supplier to this market. During the quarter, we announced production release of our fully qualified DDR4 RDIMM and LRDIMM platforms for Intel’s next-generation product family as we continue to position Montage as a leading provider of DDR4 memory interface solutions.

“In the set-top box market, our product revenue declined sequentially due to the Chinese New Year holiday, but remained above typical first quarter seasonality due to higher demand. We believe that we remain well positioned in this market to expand our market share with our highly integrated SoC products, while continuing to increase our market opportunities in high definition as well as cable and terrestrial applications with our new products.”

Total revenue for the first quarter 2014 was $35.6 million, an increase of 0.4 percent compared to $35.4 million in the prior quarter, and an increase of 77.2 percent compared to $20.1 million in the first quarter 2013. Total revenue consisted of $26.8 million from set-top box products, or 75.3 percent of revenue, and $8.8 million from memory interface products, or 24.7 percent of revenue.

Gross profit for the first quarter 2014 was $22.7 million, or 63.9 percent of revenue, compared to $22.1 million, or 62.4 percent of revenue in the prior quarter, and $12.3 million, or 61.3 percent in the first quarter 2013. Operating expenses for the first quarter 2014 were $14.8 million, compared to $13.3 million in the prior quarter and $8.8 million in the first quarter 2013. Operating expenses in the first quarter included $2.6 million in expenses related to the independent review process by the Company’s audit committee and $0.6 million in costs related to the Company’s follow-on offering.

Income from operations was $8.0 million, or 22.4 percent of revenue, compared to $8.9 million, or 25.1 percent of revenue in the prior quarter, and $3.5 million, or 17.5 percent of revenue in the first quarter 2013. Non-GAAP income from operations, which excludes stock based compensation and amortization was $9.5 million, or 26.8 percent of revenue. Adjusting for the audit committee’s independent review and follow-on offering costs, as adjusted non-GAAP operating income would be $12.8 million or 35.9 percent of revenue.

First quarter 2014 net income was $7.8 million, or $0.27 per diluted share, compared to fourth quarter 2013 net income of $8.9 million, or $0.31 per diluted share, and first quarter 2013 net income of $3.3 million, or $0.11 per diluted share. The effective tax rate for the first quarter 2014 was 7 percent, compared to an effective tax rate of 10 percent for the first quarter of 2013.

Non-GAAP net income for the first quarter 2014 was $9.4 million, or $0.32 per diluted share, which excluded $1.3 million of pre-tax stock-based compensation expenses and $0.2 million of amortization of acquired assets related to an assembled workforce in Taiwan. This compares to non-GAAP net income of $10.4 million, or $0.37 per diluted share, for the fourth quarter 2013 and $3.9 million, or $0.13 per diluted share, for the first quarter 2013.

Cash, cash equivalents and short-term investments totaled approximately $133.4 million as of March 31, 2014, compared to approximately $107.7 million as of December 31, 2013. The Company completed a follow-on public offering on February 5, 2014, raising $19.8 million in net proceeds, after deducting underwriting discounts and offering expenses. The Company generated $6.2 million in cash flow from operations, compared to $12.6 million in cash flow from operations in the prior quarter.

Business Outlook

For the second quarter of 2014, the Company expects revenue to be in the range of $36.0 million to $40.0 million and gross margin to be in the range of 59 percent to 61 percent.

Conference Call

Montage Technology will host a conference call on Tuesday, May 6, 2014 at 8:00 a.m. Eastern Time (8:00 p.m. in Shanghai, China) to discuss its first quarter 2014 financial results. This call may include forward looking statements and other material information regarding Montage Technology’s financial and operating results. Investors and analysts may join the conference call by dialing

1-855-500-8701 and providing the confirmation code 32422980. International callers may join the teleconference by dialing 1-845-675-0438, and callers in China may join by dialing 4001200654, entering the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available for seven days. The replay number is 1-855-452-5696 with a pass code of 32422980. International callers should dial 1-646-254-3697 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Montage’s website at http://www.montage-tech.com. To listen to the live call, please go to the Investors section of Montage’s website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Montage’s website for approximately 90 days.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging market environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, including our revenue estimates for the first quarter of 2014, and expected market opportunities, market share growth and customer adoption, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to sustain recent revenue growth rates; our ability to address the evolving nature of the market for semiconductor solutions; our ability to develop and maintain relationships with industry and technology leaders, including the largest OEMs; our ability to manage our future growth; Montage’s ability to continue to gain market share with its existing products as well as newly released products in both the set-top box and memory interface markets; additional expenses resulting from the audit committee’s independent review, expense from current or future legal proceedings, and the Company’s ability to regain compliance with Nasdaq requirements by filing its Form 10-K for 2013. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on January 31, 2014, which is available on our Investor Relations website at www.montage-tech.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events except if required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com

MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$35,587	$20,084

Cost of revenues	12,840	7,769

Gross profit	22,747	12,315

Operating expenses
Research and development	6,837	5,700
Sales, general and administrative	7,923	3,100

Total operating expenses	14,760	8,800

Income from operations	7,987	3,515
Interest income/Other income (expense), net	409	145

Income before income tax expenses	8,396	3,660
Provision for income tax	569	371

Net income	$7,827	$3,289

Net income per share
Basic	$0.29	$0.12

Diluted	$0.27	$0.11

Weighted - average shares used in computing net income per share:
Basic	26,767	4,566

Diluted	29,158	6,578

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MONTAGE TECHNOLOGY GROUP, LTD.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
GAAP net income	$7,827	$3,289
Share-based compensation expense:
Cost of revenues	32	3
Research and development	550	151
Sales, general and administrative	756	176

Total share-based compensation expense	1,338	330

Amortization of assembled workforce	211	316

Non-GAAP net income	$9,376	$3,935

GAAP basic earnings per share	$0.29	$0.12
Effect of non-GAAP adjustments on basic earnings per share	0.06	0.03

Non-GAAP basic earnings per share	$0.35	$0.15

GAAP diluted earnings per share	$0.27	$0.11
Effect of non-GAAP adjustments on diluted earnings per share	0.05	0.02

Non-GAAP diluted earnings per share	$0.32	$0.13

Weighted - average shares used in computing net income per share:
Basic	26,767	4,566

Diluted	29,158	6,578

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of share-based compensation expense and amortization of acquired intangible assets of assembled workforce in Taiwan.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Montage, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Montage facilitate a more direct comparison of its performance with the financial projections published by the analysts. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)	Share-based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(2)	Amortization of acquired research and development workforce is excluded from internal analysis of Montage’s operations and management does not view this non-cash expense as reflective of the business’ current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by such item.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

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MONTAGE TECHNOLOGY GROUP, LTD.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO AS ADJUSTED NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
GAAP net income	$7,827	$3,289

Share-based compensation expense:
Cost of revenues	32	3
Research and development	550	151
Sales, general and administrative	756	176

Total share-based compensation expense	1,338	330

Independent review and follow-on offering expenses:
Cost of revenues	—	—
Research and development	—	—
Sales, general and administrative	3,250	—

Total share-based compensation expense	3,250	—

Amortization of assembled workforce	211	316

As adjusted Non-GAAP net income	$12,626	$3,935

GAAP basic earnings per share	$0.29	$0.12
Effect of as adjusted non-GAAP adjustments on basic earnings per share	0.17	0.03

As adjusted Non-GAAP basic earnings per share	$0.46	$0.15

GAAP diluted earnings per share	$0.27	$0.11
Effect of as adjusted non-GAAP adjustments on diluted earnings per share	0.16	0.02

As adjusted Non-GAAP diluted earnings per share	$0.43	$0.13

Weighted - average shares used in computing net income per share:
Basic	26,767	4,566

Diluted	29,158	6,578

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of share-based compensation expense and amortization of acquired intangible assets of assembled workforce in Taiwan.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Montage, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Montage facilitate a more direct comparison of its performance with the financial projections published by the analysts. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)	Share-based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(2)	Amortization of acquired research and development workforce is excluded from internal analysis of Montage’s operations and management does not view this non-cash expense as reflective of the business’ current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by such item.

(3)	One time expenses, such as the audit committee’s independent review and follow-on offering, are excluded by management when evaluating operating activities and for strategic decision making, forecastiing future results and evaluating current performance.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

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MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar in thousands)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$129,300	$82,774
Short-term investments	4,115	24,901
Accounts receivable, net	11,531	12,053
Inventories	14,637	13,404
Prepaid expenses and other current assets	2,363	2,631
Deferred tax assets	615	620

Total current assets	162,561	136,383

Property and equipment, net	2,147	2,330
Acquired intangible assets, net	547	715
Deferred tax assets	404	405

Total assets	$165,659	$139,833

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,072	$8,116
Accrued liabilities	13,843	13,202
Deferred margin, net	1,823	1,818
Income tax payable	982	1,523

Total current liabilities	21,720	24,659

Long-term tax liability	4,623	4,622

Total liabilities	$26,343	$29,281

Shareholders’ equity:
Ordinary shares	340	327
Additional paid-in capital	127,004	105,798
Accumulated comprehensive income	2,100	2,382
Statutory reserves	745	745
Retained earnings	9,127	1,300

Total shareholders’ equity	139,316	110,552

Total liabilities and shareholders’ equity	$165,659	$139,833